SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 25, 2008, by and among China Solar & Clean Energy Solutions, Inc., a Nevada corporation (collectively with its predecessors, the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2008 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2008, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2008 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2008 Make Good Shares” has the meaning set forth in Section 4.11.

“2009 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2009, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2009 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2009 Make Good Shares” has the meaning set forth in Section 4.11.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Guzov Ofsink, LLC.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, between the Company and the escrow agent (the “Escrow Agent”) set forth therein, in the form of Exhibit A hereto.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Intellectual Property Rights Licensing Agreements” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.7.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the escrow agent identified therein (the “Make Good Escrow Agent”) and the Investors, in the form of Exhibit C hereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ee).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(dd).

“Outside Date” means the thirtieth (30th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

"Per Share Purchase Price" equals $2.40.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in Section 4.1(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.
PURCHASE AND SALE

2.1. Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166 on the Closing Date or at such other location or time as the parties may agree.

2.2. Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor; and

(ii) the legal opinion of Company Counsel, in agreed form, addressed to the Investors.

(b) By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c) Within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose in accordance with the terms of the Escrow Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except as set forth in Schedule 3.1(d)(ii), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth in Schedule 3.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares, the 2008 Make Good Shares and the 2009 Make Good Shares.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g). Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except for the private placement disclosed in the Current Report on Form 8-K filed by the Company on June 19, 2007 (the "June 2007 Financing"), or as set forth in Schedule 3.1(g), during the twelve months preceding the date hereof neither the Company nor any Subsidiary has issued any capital stock in a private placement transaction in the PRC, including, without limitation, in a transaction commonly referred to in the PRC as a “1 ½ transaction.”

(h) SEC Reports; Financial Statements. Except as set forth in Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any Company or Subsidiary officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States and PRC federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. Schedule 3.1(p) sets forth all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Company and its Subsidiaries owns or has the rights to use (collectively, the “Intellectual Property Rights”). The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary for use by the Company and its Subsidiaries in connection with their respective businesses as described in the SEC Reports. Neither the Company nor any of its Subsidiaries has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person. Except as set forth in Schedule 3.1(p), all such Intellectual Property Rights are enforceable and to the knowledge of the Company and its Subsidiaries, there is no existing infringement by another Person of any of the Intellectual Property Rights. To the knowledge of the Company and its Subsidiaries, no former or current employee, no former or current consultant, and no third-party joint developer of the Company or its Subsidiaries has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Company or Subsidiary which can be asserted against any of the Company or any such Subsidiary. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Company or its Subsidiaries are set forth on Schedule 3.1(p). By the Closing, the Company shall have entered into agreements by which it is granted irrevocable, exclusive, royalty-free licenses on all Intellectual Property Rights that are registered to or owned by any Person other than the Company or its predecessor. Such agreements together with the agreements referenced in Schedule 3.1(p) are collectively the “Intellectual Property Rights Licensing Agreements.” The Company and its Subsidiaries will take such action as may be required, including making and maintaining the filings set forth in Schedule 3.1(p) and shall cause any such transfers of Intellectual Property Rights to the Company to be granted as is required in order for the Company to become the registered owner (in its current name) of all such Intellectual Property Rights (including, without limitation, the entering into of any Intellectual Property Rights Licensing Agreements as may be necessary and the filing and maintaining of any information with the relevant PRC authority which relate to the change of name for those Intellectual Property Rights currently in the name of an entity other than the Company).

(q) Insurance. Except as disclosed in Schedule 3.1(q), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-B under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act. Except as set forth on Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(cc) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(dd) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ee) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) Additional PRC Representations and Warranties.

(i) All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company and the Subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii) All filings and registrations with the PRC governmental authorities required in respect of the Company and the Subsidiaries and their operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The Company and the Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any of their respective equity interests.

(iv) Neither the Company nor any Subsidiary is in receipt of any letter or notice from any relevant PRC governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v) The Company and the Subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any Subsidiaries’ business which is subject to periodic renewal, neither the Company nor such Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi) With regard to employment and staff or labor, the Company and the Subsidiaries have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Independent Board. The Company has a Board of Directors consisting of at least five members, the majority of which are independent directors, as defined by the rules of the Nasdaq Stock Market.

(hh) Compliance with June 2007 Financing. Except as set forth on Schedule 3.1(hh), the Company is in compliance with all covenants and provisions set forth in the documents governing the June 2007 Financing.

(ii) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and any business plan or investor presentation provided by the Company or any Person acting on the Company's behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2. Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Roth Capital Partners, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing Securities (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares and Make Good Shares, if ever Make Good Shares are due to be delivered pursuant to the Transaction Documents (collectively with the Shares, the “Securities”), shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Securities pursuant to an effective registration statement, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or cause to be delivered to such investor Securities which are free of all restrictive and other legends. If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a "Buy-In"), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4. Subsequent Registrations. Other than pursuant to the Registration Rights Agreement and as set forth on Schedule 4.4, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.11. Make Good Shares.

(a) The Company agrees that in the event that the After Tax Net Income (as defined below) reported in the 2008 Annual Report is less than $4,800,000 (the “2008 Guaranteed ATNI”), the Company will transfer to each Investor on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid to the Company at Closing, the 2008 Make Good Shares. The “2008 Make Good Shares” means 1,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement.

In the event that the After Tax Net Income reported in the 2009 Annual Report is less than $8,000,000 (the “2009 Guaranteed ATNI”), the Company will transfer to each Investor on a pro-rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than their respective Investment Amounts paid to the Company at Closing, the 2009 Make Good Shares. The “2009 Make Good Shares” means 1,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement. In the event that the After Tax Net Income reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed ATNI, no transfer of the 2008 Make Good Shares shall be required by the Company to the Investors and such 2008 Make Good Shares be returned to the Company in accordance with the Make Good Escrow Agreement. In the event that the After Tax Net Income reported in the 2009 Annual Report is equal to or greater than the 2009 Guaranteed ATNI, no transfer of the 2009 Make Good Shares shall be required by the Company to the Investors and such 2009 Make Good Shares shall be returned to the Company in accordance with the Make Good Escrow Agreement.

(b) Any required transfer of 2008 Make Good Shares or 2009 Make Good Shares shall be made to the Investors or the Company, as applicable, within 10 Business Days after the date which the 2008 Annual Report or 2009 Annual Report, as applicable, is filed.

(c) Notwithstanding anything to the contrary contained herein, in determining whether the Company has achieved either the 2008 Guaranteed ATNI or 2009 Guaranteed ATNI, the Company may disregard any compensation charge or expense required to be recognized by the Company under GAAP resulting from the release of the 2008 Make Good Shares or 2009 Make Good Shares (as relevant) to the Company if and to the extent such charge or expense is specified in the Company’s independent auditor’s report for the relevant year, as filed with the Commission. In determining whether the Company has achieved either the 2008 Guaranteed ATNI or 2009 Guaranteed ATNI (as the case may be), any liquidated damages payable pursuant to the Transaction Documents shall not be included as expenses of the Company. If prior to the third anniversary of the filing of either of the 2008 Annual Report or the 2009 Annual Report (as the case may be), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than either of the 2008 Guarantee ATNI or the 2009 Guaranteed ATNI (as the case may be), then notwithstanding any prior return of 2008 Make Good Shares or 2009 Make Good Shares to the Company, the Company will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the relevant 2008 Make Good Shares or 2009 Make Good Shares to the Investors. “After Tax Net Income” shall mean the Company’s income after taxes for the fiscal year ending December 31, 2008 or December 31, 2009 (as the case may be) in each case determined in accordance with GAAP as reported in the 2008 Annual Report or 2009 Annual Report (as the case may be).

(d) The Company shall notify the Investors as soon as the 2008 Make Good Shares and 2009 Make Good Shares have been deposited with the Make Good Escrow Agent. The Company understands and agrees that the Investors’ right to receive 2008 and 2009 Make Good Shares pursuant to this Section 4.11 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares. The Company represents and warrants that it has carefully considered and understands its obligations and rights under this Section 4.11 and the Make Good Escrow Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Make Good Shares.

(e) The Company covenants and agrees that upon any transfer of 2008 Make Good Shares or 2009 Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its transfer agent to reissue such 2008 Make Good Shares or 2009 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(f) If any term or provision of this Section 4.11 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

4.12. Chief Financial Officer. Within 45 days of the Closing Date, the Company will hire a new full-time chief financial officer who is fluent in English and an expert in (x) GAAP and (y) auditing procedures and compliance for United States public companies. Following the hiring of such Qualified CFO, the Company will timely file a Current Report on Form 8-K disclosing the information required by Item 5.02 of Form 8-K.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f) Company Agreements. The Company shall have delivered:

(i) The Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(ii) The Make Good Escrow Agreement, duly executed by the Company and the Make Good Escrow Agent; and

(iii) The Registration Rights Agreement, duly executed by the Company.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h) Deposit of Make Good Shares. The Company shall have deposited 2,000,000 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) into escrow in accordance with the Make Good Escrow Agreement along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent); and

(i) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investor Deliverables. Each Investor shall have delivered the Registration Rights Agreement, the Closing Escrow Agreement and the Make Good Escrow Agreement, each duly executed by such Investor; and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	China Solar & Clean Energy Solutions, Inc.
Building 3 No. 28, Feng Tai North Road, Beijing
People’s Republic of China 100071
Attn: Chief Executive Officer
Facsimile:

With a copy to:	Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Facsimile: (212) 688-7273
Attn.: Darren L. Ofsink, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 6.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (1) name any Investor as an underwriter in a Registration Statement without such Investor’s specific written consent thereto, or (2) not include any Registrable Securities (as defined in the Registration Rights Agreement) of an Investor in a Registration Statement due to their refusal to be named as an underwriter therein, in each case, other than in accordance with Article 2 of the Registration Rights Agreement.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company, a copy of which shall be provided to the Escrow Agent; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other and to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party) and that Roth Capital Partners, LLC is a third party beneficiary of the Company's representations and warranties contained herein.

6.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

By:	/S/ Deli Du
Name: Deli Du
Title: Chief Executive Officer and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Hua-Mei 21st Century Partners, LP

By:	/S/ Peter Siris
Name: Peter Siris
Title: Managing Director

Investment Amount: $	240,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Guerrilla Capital Management, LLC

Street:	237 Park Avenue, 9th Floor

City/State/Zip:	New York, NY 10017

Attention:	Peter Siris; Jivra Hriston

Tel:	212-692-7692

Fax:	212-692-7624

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Guerrilla Partners, LP

By:	/S/ Peter Siris
Name: Peter Siris
Title: Managing Director

Investment Amount: $	60,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Guerrilla Capital Management, LLC

Street:	237 Park Avenue, 9th Floor

City/State/Zip:	New York, NY 10017

Attention:	Peter Siris; Jivra Hriston

Tel:	212-692-7692

Fax:	212-692-7624

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Ancora Greater China Fund, LP

By:	John P. Micklitsch
Name: John P. Micklitsch
Title: Managing Partner

Investment Amount: $	399,998.40

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Ancora Advisors, LLC

Street:	One Chagrin Highlands, 200 Auburn Drive, Suite 300

City/State/Zip:	Cleveland, OH 44122

Attention:	John P. Micklitsch

Tel:	216-593-5074

Fax:	216-825-4001

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Ardsley Offshore Fund, Ltd.

By:	/S/ Steve Napoli
Name: Steve Napoli
Title: Agent/Advisor

Investment Amount: $	1,179,600

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Ardsley Partners

Street:	262 Harbor Drive

City/State/Zip:	Stamford, CT 06902

Attention:	Steve Napoli

Tel:	203-355-0700

Fax:	203-355-0715

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Marion Lynton

By:	/S/ Steve Napoli
Name: Steve Napoli
Title: Agent/Advisor

Investment Amount: $	42,000.00

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Ardsley Partners

Street:	262 Harbor Drive

City/State/Zip:	Stamford, CT 06902

Attention:	Steve Napoli

Tel:	203-355-0700

Fax:	203-355-0715

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Ardsley Partners Institutional Fund, L.P.

By:	/S/ Steve Napoli
Name: Steve Napoli
Title: Agent/Advisor

Investment Amount: $	1,092,000.00

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Ardsley Partners

Street:	262 Harbor Drive

City/State/Zip:	Stamford, CT 06902

Attention:	Steve Napoli

Tel:	203-355-0700

Fax:	203-355-0715

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Ardsley Partners Fund II, L.P

By:	/S/ Steve Napoli
Name: Steve Napoli
Title: Agent/Advisor

Investment Amount: $	1,686,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Ardsley Partners

Street:	262 Harbor Drive

City/State/Zip:	Stamford, CT 06902

Attention:	Steve Napoli

Tel:	203-355-0700

Fax:	203-355-0715

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Chestnut Ridge Partners, LP

By:	/S/ Kenneth Holz
Name: Kenneth Holz
Title: CFO

Investment Amount: $	240,000.00

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Chestnut Ridge Capital, LLC

Street:	50 Tice Boulevard

City/State/Zip:	Woodcliff Lake, NJ 07677

Attention:	Kenneth Holz

Tel:	201-802-9494

Fax:	201-802-9450

DELIVERY INSTRUCTIONS
(if different from above)

c/o:	Goldman Sachs & Co.

Street:	1 New York Plaza, 44th Floor

City/State/Zip:	New York, NY 10004

Attention:	Simba Mhungu

Tel:	212-902-8059

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Jayhawk Private Equity Fund, LP

By:	/S/ Michael D. Schmitz
Name: Michael D. Schmitz
Title: CFO of GD of GP

Investment Amount: $	470,383

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:	5410 West 61st Place, Suite 100

City/State/Zip:	Mission, KS 66205

Attention:	Michael D. Schmitz

Tel:	913-642-2611

Fax:	913-642-8661

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Jayhawk Private Equity Co-Invest Fund, LP

By:	/S/ Michael D. Schmitz
Name: Michael D. Schmitz
Title: CFO of GD of GP

Investment Amount: $	29,617

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:	5410 West 61st Place, Suite 100

City/State/Zip:	Mission, KS 66205

Attention:	Michael D. Schmitz

Tel:	913-642-2611

Fax:	913-642-8661

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

The USX China Fund

By:	/S/ Stephen L. Parr
Name: Stephen L. Parr
Title: President

Investment Amount: $	480,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Parr Financial Group

Street:	5100 Poplar Avenue, Suite 3117

City/State/Zip:	Memphis, TN 38137

Attention:	Steve Parr

Tel:	901-680-5266

Fax:	901-680-5587

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Punch Micro Cap Partners, LLC

By:	/S/ Howard Punch
Name: Howard Punch
Title: President

Investment Amount: $	100,000 shares

Tax ID No.:

ADDRESS FOR NOTICE

c/o:	Punch & Associates Investment Mgmt.

Street:	3601 W 76th St., Ste 225

City/State/Zip:	Edina, MN 55435

Attention:	Howard D. Punch Jr.

Tel:	952-224-4350

Fax:	952-224-4351

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Disclosure Schedules to the Securities Purchase Agreement, dated as of February_, 2008 (the “Agreement”), by and between China Solar & Clean Energy, Inc., a Nevada corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided herein.

This Disclosure Schedule shall be construed with and be deemed as an integral part of the Agreement to the same extent as if the same had been set forth in their entirety therein. This Disclosure Schedule is intended only to qualify and limit the representations and warranties of the Company in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.

The Disclosure Schedule indicates the section and, if applicable, the subsection of the Agreement to which it relates, but shall also qualify such other sections or subsections in the Agreement provided the disclosure is in sufficient detail to enable a reasonable person to identify such other section or subsection to which such information is responsive.

Headings have been inserted in the sections of this Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express language of the corresponding sections in the Agreement.

Where the terms of a contract, lease, or agreement have been summarized or described in this Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract, lease, agreement or other disclosure item but is a sufficient statement of the matters required to be disclosed in such description.

SCHEDULE 3.1(a)

Corporate Structure

The following diagram sets forth our current corporate structure:

SCHEDULE 3.1(d)(ii)

June 2007 Private Placement

Reference is made to the Current Report on Form 8-K filed on June 19, 2007 for a description of the private financing completed on June13, 2007 and the transaction documents pertaining thereto.

As described in that 8-K, under the Securities Purchase Agreement dated June 13, 2007 between the Company, Barron Partners, LP and the other investors (the “June 07 SPA”) the Company cannot enter into any transaction that have any reset features that could result in additional shares being issued. In addition, each investor in that transaction has the right to participate pro rata in any financing within eighteen months subsequent to the closing. Accordingly, the consent of those investors is required for this transaction.

Under the Registration Rights Agreement dated as of June 13, 2007, by and among the Company and the investors (the “June 07 Registration Rights Agreement”), the Company was required to prepare and file a registration statement covering the sale of covering the sale of all of the “registrable securities” as defined therein. On February 7, 2008 a registration statement with respect to certain of the “registrable securities” was declared effective. The Company is required to file additional registration statements to register the remaining “registrable securities” on the earliest date permissible under SEC guidelines. The Company is not permitted to file any registration statement with respect to other securities if the effect thereof would be to impair the ability of the investors to have registered the maximum number of “registrable securities” which are permitted based on SEC Guidance. In addition, under the terms of the June 07 Registration Rights Agreement, the investors have certain piggyback registration rights with respect to any other registration statements. Accordingly the consent of those investors is required.
Under the June 07 Registration Rights Agreement “Registrable Securities” is defined to mean and include the Shares issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants issued pursuant to the June 07 SPA. As to any particular Registrable Securities, such securities cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (b) they are or may be freely traded without registration pursuant to Rule 144, or (c) …

Rights under Trenwith Placement Agent Agreement

Reference is made to that certain Agreement, dated as of March 21, 2007 (the “Trenwith Agreement”), by and among Trenwith Securities, LLC (“Trenwith”) and the Company.  Under the terms of the Trenwith Agreement, Trenwith was granted certain rights (including, without limitation, the right to act as placement agent in connection with a subsequent private placement of the Company’s securities within a period of 24 months after the closing of the June 2007 financing). Trenwith believes that it had the right to act as placement agent with respect to this offering but the Company has disputed that right.

SCHEDULE 3.1(e)

See SCHEDULE 3.1(d)(ii)

SCHEDULE 3.1(g)

Authorized capital

China Solar & Clean Energy Solutions, Inc.
Capitalization

Authorized Common Shares (par $.001)	66,666,667
Authorized Preferred Shares (par $.001)	25,000,000

Outstanding Common Shares as of Feb. 9, 2008		6,255,290
Preferred Shares as of Feb.9, 2008 (1)		1,774,194
Outstanding Warrants as of Feb.9. 0028		5,505,559
Outstanding Options as of Feb. 9, 2008		0
Any Other Securities		0

Fully diluted shares		13,535,043
Plus acquisition shares		919,705
Total		14,454,748

Note (1): the Preferred Shares excludes 900,000 shares of preferred escrowed by Tri-state
Total outstanding Series A Preferred Shares as of Feb.9, 2008			1,774,194

We are authorized to issue 66,666,667 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share, of which 3,500,000 shares have been designated as Series A Preferred Stock.

Series A Preferred Stock Outstanding: Class A Warrants and Class B Warrants:

On June 13, 2007 we raised $2,750,000 in a private placement providing for the sale to the investors for an aggregate purchase price of $2,750,000 (or $1.55 per share) of

(i)	1,774,194 shares of Series A Preferred Stock (with each share convertible into one (1) share of common stock, subject to adjustment)

(ii)	five year class A warrants to purchase 1,774,194 shares of common stock at an exercise price $1.90 per share (subject to adjustment), and

(iii)	five year class B warrants to purchase an additional 1,774,194 shares of Common Stock at an exercise price of $2.40 per share (subject to adjustment).

Additional shares of Series A Preferred Stock (not to exceed 900,000) are required to be delivered to the investors in the event that we fail to achieve “pre tax income” targets for of $3,000,000 the fiscal year ended December 31, 2007 and $5,500,000 for the fiscal year ended December 31, 2008.

Trenwith Warrants:

Under the placement agent agreement between the Company and Trenwith Securities LLC, the Company paid Trenwith a transaction fee of $165,000 at the closing of the June 07 transaction and issued Trenwith five year warrants to purchase 106,452 shares of common stock with an exercise price of $1.71 per share. Trenwith had also been issued on execution of the placement agreement five year warrants to purchase 75,000 shares of common stock with an exercise price of $2.90. Under the terms of the placement agent agreement if any additional transaction is completed between the Company and the June investors within 12 months of the closing Trenwith is entitled to receive an additional fee equal to 4% of the aggregate consideration paid by the investors.

HCI Warrants:

Pursuant to a consulting agreement entered on July 23, 2007 between the Company and Hayden Communications International, Inc. (“HCI”), an investor relations firm owned by Matt Hayden we are required to pay HCI $8,500 per month and HCI was issued 175,000 warrants at an exercise price of $2.40, half of which vest on January 23, 2008 and the other half vests on July 23, 2008.

See SCHEDULE 3.1(d)(ii) for a description of rights of first refusal.

Other Outstanding Warrants: In connection with a private placement completed on March 31, 2005 we issued warrants to purchase 1,825,719 shares of Common stock. The warrants have an effective exercise price of $3.01.

There are no outstanding options.

SCHEDULE 3.1(h)

8-K:

On May 18, 2007 Deli Solar (Beijing) entered into an agreement with Tianjin Municipal Ji County State-owned Assets Administration Commission (the “SAAC”) to purchase 51% of the equity in Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”) for a purchase price of RMB24,100,000 (approximately $3,149,147). The transaction closed on July 1, 2007. In connection with this transaction we were required to file an 8-K under Item 2.10 disclosing the closing within 4 business days of the transaction. We filed an 8-K disclosing this transaction on September 14, 2007.

SCHEDULE 3.1(p)

INTELLECTUAL PROPERTY

Trademarks

Deli Solar (Bazhou) is the holder of the following trademarks registered with the Trademark Offices of the PRC National Industrial and Commerce Administrative Bureau (the “PRC Trademark Offices”):

Trademark	Authorized Scope	Valid Term	Certificate Number

Deli Solar	Boiler (Space Heating Utility);	03/14/2003	to 1978396
	Solar Hot Water Utility;	03/13/2013
Solar Stove and Solar Energy
Collection Heater

Du Deli	The same as the above	01/28/2003	to 1978532
01/27/2013

De Yu	Solar Energy Collection Heat	07/28/1998	to 1195609
	and Boiler (Not machine accessory)	07/27/2008

Aili Solar (to replace our brand "Ailiyang")	Approved, pending the trademark certificate delivery

A registered trademark is protected for a term of ten years, renewable for another term of ten years under the trademark law of the PRC, so long as an application for renewal is submitted to the PRC Trademark Offices within six months prior to the expiration of the initial term.

We submitted our trademark application on "Aili yang" in April 2007. We anticipate that the PRC trademark offices will issue the notice later this year.

Patents.

Currently, none of our products or technology is patented.

Domain names.

We own and operate a website under the internet domain name http://www.deli-group.com . Traffic to our other internet domain names www.delisolar.com and www.AiLiYang.com are directed to that website.

SCHEDULE 3.1(q)

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and we have never experienced significant failures of its products, we cannot assure you that we would not face liability in the event of any failure of any of its products.

SCHEDULE 3.1(u)

We have entered into a placement agreement Roth Capital under which we are required to pay certain brokerage fees with respect to this transaction.

See also Schedule 3.1(d) (ii).

SCHEDULE 3.1(v)

Under the Registration Rights Agreement dated as of 13th day of June, 2007, by and among the Company and the investors (the “June 07 Registration Rights Agreement”), the Company was required to prepare and file a registration statement covering the sale of covering the sale of all of the “registrable securities” as defined therein. On February 7, 2008 a registration statement with respect to certain of the “registrable securities” was declared effective. The Company is required to file additional registration statements to register the remaining “registrable securities” on the earliest date permissible under SEC guidelines. The Company is not permitted to file any registration statement with respect to other securities if the effect thereof would be to impair the ability of the investors to have registered the maximum number of “registrable securities” which are permitted based on SEC Guidance. In addition, under the terms of the June 07 Registration Rights Agreement, the investors have certain piggyback registration rights with respect to any other registration statements. Accordingly the consent of those investors is required.
Under the June 07 Registration Rights Agreement “Registrable Securities” is defined to mean and include the Shares issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants issued pursuant to the June 07 SPA. As to any particular Registrable Securities, such securities cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144, or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them.

SCHEDULE 3.1(hh),

Under the terms of the Securities Purchase Agreement, prior to July 13, 2007, we were required to increase the size of our Board of Directors to five or seven and cause the appointment of a majority of the board to be “independent directors,” as defined by the rules of the Nasdaq Stock Market. We did not comply with obligation until November 1, 2007. Under the terms of the Securities Purchase Agreement we are required to pay the investors liquidated damages equal to one percent (1%) per month of the purchase price of the then outstanding shares of Series A Preferred Stock, in cash or in Series A Preferred Stock, at the option of the investors, based on the number of days that such obligation is not met beyond certain grace periods. Accordingly through November 1, 2007 we were delinquent by 110 days in meeting this obligation. In addition, under the terms of the securities purchase agreement, we were required, prior to August 12,2007 to appoint (i) an audit committee comprised solely of not less than three independent directors and a (ii) compensation committee comprised of not less than three directors, a majority of whom are independent directors. Our audit and compensation currently each consists of two members both of whom are independent. Accordingly, we are delinquent in our obligation. However, under the terms of the securities purchase agreement no liquidated damages are required to be paid for this breach during any period for which liquidated damages are payable for failing to have an independent board. Accordingly, damages began to accrue for breach of this provision on November 1, 2007. As of January 15, 2008 we were delinquent by 76 days in meeting this obligation and we are required to pay investors a total of approximately $68,750.Accordingly, we are required to pay the investors a total of approximately $167,750.

Under the terms of the registration rights agreement we are required, among other things, to use our commercially reasonable best efforts to have a registration declared relating to the June 2007 transaction effective by January 10, 2008. The registration statement was declared effective on February 7, 2007. As a result of our failure to meet this schedule we are required to pay liquidated damages, which are payable through the issuance of additional shares of Series A Preferred Stock at the rate of 17,742 shares of Series A Preferred Stock per month.

SCHEDULE 4.4.

See SCHEDULE 3.1(v).